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                                                                 Exhibit 10.10


                                DOUBLETWIST, INC.

                             CONSULTANT'S AGREEMENT

         This Agreement is entered into and made effective as of this 18th day of February, 2000 ("Effective Date") by and between DoubleTwist, Inc., located at 1999 Harrison Street, Suite 1100, Oakland, California, 94612 ("DoubleTwist") and Dexster Smith ("Consultant"). In consideration of being paid for the rendering of services to DoubleTwist and for access to confidential information of DoubleTwist in connection with the rendering of such services, Consultant and DoubleTwist agree as follows:

     1. TERMS AND TERMS OF SERVICE. Consultant agrees to use best efforts to render for DOUBLETWIST the services described in Statement of Work (Exhibit A) which the parties may modify from time to time upon mutual agreement. Such
Statement of Work forms a part of this Agreement and shall be subject to the terms and conditions contained herein. The term of this agreement is one (1) year; and my be extended by mutual written agreement of the parties. The provisions and obligations of Section 2-12 of this Agreement will survive any termination of services or of this Agreement. Consultant will be paid in accordance with the terms of Exhibit B of this Agreement.

     2. INNOVATIONS. (a) Consultant agrees to disclose in writing to DoubleTwist all inventions, improvements, works of authorship and other innovations of any kind that Consultant may make, conceive, develop or reduce to practice, in the course of performing work for DoubleTwist or as a result of that work, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection ("INNOVATIONS").

         (b) Consultant agrees that all Innovations will be the sole and exclusive property of DoubleTwist and hereby assigns to DoubleTwist all rights in the Innovations, and agrees not to assert any rights whatsoever therein. At
DoubleTwist's request and expense, Consultant will assist and cooperate with DoubleTwist in all respects and will execute documents, and subject to the reasonable availability of Consultant, give testimony, execute documents, and take such further acts reasonably requested by DoubleTwist to acquire, transfer, and enforce legal protection for the Innovations. Consultant agrees, upon request of DoubleTwist, to execute a copy of the Memorandum of Assignment of Ownership attached hereto. Consultant hereby appoints the officers of DoubleTwist as Consultant's attorney-in-fact to execute documents on behalf of Consultant for this limited purpose.

     3. CONFIDENTIAL INFORMATION. Consultant will not use or allow anyone else to use any "Confidential Information" (as defined below) relating to DoubleTwist, its products, suppliers, or customers, except as may be necessary in the performance of services for the benefit of DoubleTwist, and will not disclose any such "Confidential Information", except as authorized in writing and in advance by DoubleTwist. "CONFIDENTIAL INFORMATION" includes Innovations, any information, knowledge or data of DoubleTwist or any customer of DoubleTwist which Consultant may receive whether in writing or give to Consultant orally, which Consultant knows or has reason to know DoubleTwist Would like to treat as confidential for any purpose. These restrictions, however, would not apply to any information which (a) was already rightfully known to Consultant prior to the time that it is disclosed to Consultant hereunder; (b) is in or has entered the public domain through no breach of this Agreement or other wrongful act of


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Consultant; (c) has been rightfully received by Consultant from a third party not under obligation of confidentiality to DoubleTwist and without breach of this Agreement; or (d) is independently developed by Consultant without use of or access to any Confidential Information of DoubleTwist. Upon termination of the rendering of services by Consultant to DoubleTwist, Consultant with promptly return to DoubleTwist all items of any nature that belong to DoubleTwist and all records containing or relating to Innovations or Confidential Information belonging to DoubleTwist.

4.       REPRESENTATIONS AND WARRANTIES.

         (a) For purposes of this Section 4, "Tainted Information" shall mean any trade secret of other nonpublic technical or business information of any kind of a third party, which such third party has not intentionally made generally and publicly available or disclosed through official announcement or disclosure.

         (b) Consultant represents and warrants that Consultant will not: (i) use, rely upon or obtain any benefit from any Tainted Information in rendering services to DoubleTwist; (ii) provide or disclose to DoubleTwist any information which Consultant believes or has reason to believe may be Tainted Information;
and (iii) induce any other persons to use, rely upon or disclose to DoubleTwist
Tainted Information in rendering services to DoubleTwist.

         (c) Consultant represents and warrants that (i) Consultant has the proper skill, training and background so as to be able to perform in a competent and professional manner; and (ii) all Innovations, materials, documentation and other items delivered under this Agreement shall have been completed in a thorough and workmanlike manner. For sixty (60) days from the termination or completion of Work under this Agreement, Consultant will, at no additional charge to DoubleTwist, correct any material defects, failures, malfunctions and/or nonconformities discovered after delivery of any of the foregoing.

         (d) Consultant agrees to assist with the defense of any suit or proceeding brought against DoubleTwist or its parent or subsidiaries for violation of legally protected rights of any third parties, including but not limited to, patent, copyright, trade secret, unfair competition or any and all other claims arising out of the receipt, reliance upon or use by DoubleTwist or its parent or subsidiaries of the Innovations, reports, and other documents, deliverables, and information furnished by or created by Consultant in performing services pursuant to this Agreement.

     5. CONSULTANT TO PERFORM ALL SERVICES. CONSULTANT WARRANTS THAT ALL
SERVICES RENDERED HEREUNDER WILL BE PERFORMED PERSONALLY BY CONSULTANT.

     6. OTHER AGREEMENTS AND PRE-EXISTING OBLIGATIONS. Consultant represents and warrants that Consultant has no other agreements, commitments or pre-existing obligation that would hinder performance of obligations under this Agreement or that would be inconsistent with the provisions of this Agreement, other than those that Consultant has disclosed in advance in writing to DoubleTwist.



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     7. STATUS AS AN INDEPENDENT CONTRACTOR. It is understood and agreed that
Consultant is an independent contractor and not an agent or employee of
DoubleTwist, and shall no, by virtue of this Agreement, be entitled to any benefits or privileges provided by DoubleTwist to DoubleTwist's employees, and shall have no authority whatsoever to bind DoubleTwist by contract or otherwise.

     8. EMPLOYMENT TAXES AND BENEFITS. Consultant acknowledges and agrees that it shall be Consultant's sole obligation to report as self-employment income all compensation received by Consultant from DoubleTwist for services hereunder.

     9. SEVERABILITY. If a court find any provision of this Agreement invalid or unenforceable, that provision shall be enforced to the maximum extent permitted by law, and the other provisions of this Agreement will remain in full force and effect.

     10. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to or application of choice of law rules or principles.

     11. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Consultant may not assign this
Agreement or delegate Consultant's duties hereunder to a subcontractor without the prior written consent of DoubleTwist, and any attempt to do so without permission will be void. This Agreement may be assigned by DoubleTwist and will inure to the benefit of any successor or assign of DoubleTwist.

     12. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and no changes or deletions may be made except in writing bearing the authorized signature of representatives of both parties to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized representatives as of the day and year first written above.


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

------------------------------------------------------------ ---------------------------------------------------------
CONSULTANT                                                   DOUBLETWIST, INC.

By:/s/ DEXSTER SMITH                                         By:/s/ ROBERT F. WILLIAMSON
   -------------------------                                    ------------------------------
Name:DEXSTER SMITH                                           Name:ROBERT F. WILLIAMSON
     -----------------------                                      ----------------------------
Title:                                                       Title: COO
      ----------------------                                       ---------------------------
------------------------------------------------------------ ---------------------------------------------------------


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                                    EXHIBIT A

                                Statement of Work

         The work described in this Statement of Work shall be performed by Consultant subject to the terms and conditions set forth in that Consultant's Agreement between DoubleTwist Inc. and Consultant dated February 18, 2000 (the "Consultant's Agreement") and the terms and conditions set forth in this Statement of Work, which describes the work to be performed and any additional administrative or other provisions that shall govern such work (such as invoicing procedures, maximum term, approval procedures for work to commence, management reports, security procedures, and business review procedures).

DESCRIPTION OF WORK TO BE PERFORMED BY CONSULTANT:

RESPONSIBILITIES INCLUDE: Consultant shall contribute two (2) days per month, and shall report to the COO of DoubleTwist and to his designated staff. Consultant shall prepare the following:

     1. a monthly user report, describing Consultant's assessment of the DoubleTwist.com site, including analysis of usability, analysis of features, suggestions for improvement, and other such information to assist DoubleTwist;

     2. no fewer than every sixty (60) days, a significant feature article on a topic or subject of interest to the biomedical and/or bioinformatics community;

     3. periodic reporting on any significant findings as a result of the site use by Consultant, which findings shall, at DoubleTwist's discretion, be publicized to users of the site. The above does NOT include DigiScents Inc. - related findings.

Acceptance of the terms of this Statement of Work:


------------------------------------------------------------ ---------------------------------------------------------
CONSULTANT                                                   DOUBLETWIST, INC.

By:/s/ DEXSTER SMITH                                         By:/s/ ROBERT F. WILLIAMSON
   -------------------------                                    ------------------------------
Name:DEXSTER SMITH                                           Name:ROBERT F. WILLIAMSON
     -----------------------                                      ----------------------------
Title:                                                       Title: COO
      ----------------------                                       ---------------------------
------------------------------------------------------------ ---------------------------------------------------------

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                                   EXHIBIT B

                               Terms of Payment

Consultant shall be paid Ten Thousand Dollars ($10,000) per full month of services. Consultant will be paid within thirty (30) days of the end of each month in which services are performed.